FOR IMMEDIATE RELEASE		Exhibit 99.1

Investor and Analyst Contact:	Retail Investors Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Alpha IR Group	Gary W. Hanson
(602) 286-1530	Dylan Schweitzer	(602) 286-1777
Chris Hodges
Michelle Clemente	(312) 445-2870
(602) 286-1533	WNR@alpha-ir.com

WESTERN REFINING ANNOUNCES THIRD QUARTER 2016 RESULTS

EL PASO, Texas - November 1, 2016 - Western Refining, Inc. (NYSE: WNR) today reported third quarter 2016 net income attributable to Western of $38.6 million, or $0.35 per diluted share, as compared to net income attributable to Western of $153.3 million, or $1.61 per diluted share for the third quarter of 2015. Net income attributable to Western, excluding special items, was $50.0 million, or $0.46 per diluted share. This compares to third quarter 2015 net income, excluding special items, of $160.2 million, or $1.69 per diluted share. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Jeff Stevens, Western's Chief Executive Officer, said, "We just completed the first full quarter since the acquisition of Northern Tier and the integration is going well. During the quarter, our refineries ran well and St. Paul Park initiated a successful crude unit turnaround. Margins continued to be volatile in the quarter and were down significantly compared to 2015. However, the location of our refineries, with access to attractive product regions, and our integrated refining and marketing model allow us to remain profitable in the current refining economic environment."
Excluding WNRL, Western finished the third quarter with cash of $445 million, including $195 million in restricted cash, compared to $182 million at the end of the second quarter. Free cash flow was approximately $65 million after interest, taxes, capital spending, and turnaround obligations during the third quarter.
Western paid a dividend of $0.38 per share of common stock to shareholders in the third quarter. In October, Western's Board of Directors also approved a $0.38 per share dividend for the fourth quarter. Including the fourth quarter dividend, Western will have returned approximately $228 million to shareholders through dividends and share repurchases in 2016.
Looking forward, Stevens said, "The fourth quarter has started off well. We completed a number of capital investments during the St. Paul Park turnaround which allows us to increase our crude oil throughout by 4,000 barrels per day and should improve our distillate yield by two percent. Our crude oil throughput capacity at St. Paul Park is currently 102,000 barrels per day. With the two new desalters, we have also added greater optionality in our crude oil slate for the refinery. These investments position us well for future profitability."

Conference Call Information
A conference call is scheduled for Tuesday, November 1, 2016, at 11:00 am ET to discuss Western's financial results for the third quarter ended September 30, 2016. A slide presentation, which includes our quarterly guidance, will be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 83400618. The audio replay will be available two hours after the end of the call through November 15, 2016, by dialing (800) 585-8367 or (404) 537-3406, passcode: 83400618.

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from GAAP measures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities; however, other items that have a cash impact, such as gains or losses on disposal of assets are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas, and Wisconsin, operating primarily through the Giant, Howdy’s, and SuperAmerica brands.
Western Refining, Inc. also owns the general partner and approximately 53% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect Western’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements about: Western’s integration with Northern Tier Energy LP; Western’s access to attractive product regions; Western’s ability to remain profitable in the current economic environment; Western’s performance in the fourth quarter of 2016; Western’s ability to increase crude oil throughput, improve distillate yield, and realize greater optionality with its crude oil slate at St. Paul Park refinery; and Western’s positioning for future profitability. These statements are subject to the general risks inherent in Western’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in Western’s expectations not being realized, or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in three reportable segments, refining, WNRL and retail, based on manufacturing and marketing processes, the nature of our products and services and each segment's respective customer base. Prior to the Merger on June 23, 2016, we also reported NTI as a separate reportable segment. Following the completion of the Merger, NTI became a wholly-owned subsidiary of Western and, as a result, we have moved its assets and operations into our other reportable segments. Beginning on July 1, 2016, our management team, led by our chief operating decision maker, began monitoring our business and allocating resources based on these three reportable segments. The St. Paul Park refinery and related operations are now included in the refining segment and the SuperAmerica retail and bakery assets and operations are now included in the retail segment. We have retrospectively adjusted the historical segment financial data for the periods presented to reflect our revised segment presentation.

•
Our refining segment owns and operates three refineries that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains. The refining segment also sells refined products in the Mid-Atlantic region and Mexico.

•
WNRL owns and operates terminal, storage, transportation and wholesale assets in the Southwest and terminal and transportation assets in the Upper Great Plains region. WNRL's Southwest wholesale assets consist of a fleet of crude oil, asphalt and refined product truck transports and wholesale petroleum product operations. WNRL's primary customer is our refining segment. WNRL purchases its wholesale product supply from the refining segment and third-party suppliers.

•
Our retail segment operates retail convenience stores and unmanned commercial fleet fueling ("cardlock") locations located in the Southwest ("Southwest Retail") and Upper Great Plains ("SuperAmerica") regions. The retail convenience stores sell gasoline, diesel fuel and convenience store merchandise.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,065,076	$2,569,090	$5,627,888	$7,716,712
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,607,010	1,895,772	4,256,999	5,814,969
Direct operating expenses (exclusive of depreciation and amortization)	232,553	234,440	687,307	674,474
Selling, general and administrative expenses	57,320	54,465	166,657	169,808
Gain on disposal of assets, net	(279)	(52)	(1,181)	(157)
Maintenance turnaround expense	27,208	490	27,733	1,188
Depreciation and amortization	54,321	51,377	161,331	152,446
Total operating costs and expenses	1,978,133	2,236,492	5,298,846	6,812,728
Operating income	86,943	332,598	329,042	903,984
Other income (expense):
Interest income	141	186	436	550
Interest and debt expense	(34,456)	(26,896)	(88,065)	(79,169)
Other, net	3,380	4,327	13,825	11,557
Income before income taxes	56,008	310,215	255,238	836,922
Provision for income taxes	(11,700)	(92,117)	(68,481)	(229,989)
Net income	44,308	218,098	186,757	606,933
Less net income attributable to non-controlling interests (2)	5,733	64,795	52,229	213,722
Net income attributable to Western Refining, Inc.	$38,575	$153,303	$134,528	$393,211

Basic earnings per share	$0.36	$1.61	$1.37	$4.12
Diluted earnings per share	0.35	1.61	1.37	4.12

Dividends declared per common share	0.38	0.34	1.14	0.98

Weighted average basic shares outstanding	108,424	94,826	97,802	95,308
Weighted average dilutive shares outstanding (3)	108,734	94,924	98,110	95,408

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Economic Hedging Activities Recognized Within Cost of Products Sold
Realized hedging gain, net	$27,757	$26,949	$46,110	$52,325
Unrealized hedging gain (loss), net	(27,616)	271	(54,698)	(42,073)
Total hedging gain (loss), net	$141	$27,220	$(8,588)	$10,252

Cash Flow Data
Net cash provided by (used in):
Operating activities	$161,019	$373,620	$277,877	$665,664
Investing activities	(269,218)	(20,321)	(357,079)	(34,454)
Financing activities	176,011	(187,665)	(427,204)	(352,799)
Capital expenditures	$78,337	$76,431	$235,097	$195,976
Cash distributions received by Western from:
NTI	$—	$42,391	$19,949	$98,318
WNRL	14,124	11,630	41,071	32,845
Other Data
Adjusted EBITDA (4)	$184,164	$425,450	$483,365	$1,094,510
Balance Sheet Data (at end of period)
Cash and cash equivalents			$266,096	$709,570
Restricted cash			195,000	12,328
Working capital			958,495	1,181,231
Total assets			5,715,125	5,840,393
Total debt and lease financing obligation			2,110,221	1,554,157
Total equity			2,267,446	3,032,495

(1)
Excludes $937.1 million, $2,610.3 million, $1,063.4 million and $3,019.2 million of intercompany sales and $937.1 million, $2,610.3 million, $1,063.4 million and $3,019.2 million of intercompany cost of products sold for three and nine months ended September 30, 2016 and 2015, respectively.

(2)
Net income attributable to non-controlling interests from WNRL for the three and nine months ended September 30, 2016, was $5.7 million and $16.9 million, respectively. Net income attributable to non-controlling interests from NTI for the nine months ended September 30, 2016 was $35.3 million with no comparable activity during the three months ended September 30, 2016. Net income attributable to non-controlling interests for the three and nine months ended September 30, 2015, consisted of income from NTI and WNRL in the amount of $59.2 million, $197.6 million, $5.6 million and $16.2 million, respectively.

(3)
Our computation of diluted earnings per share includes unvested restricted shares units and phantom stock. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.3 million, 0.3 million, 0.1 million and 0.1 million restricted share units and phantom stock for the three and nine months ended September 30, 2016 and 2015.

(4)
Adjusted EBITDA represents earnings before interest and debt expense, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$38,575	$153,303	$134,528	$393,211
Net income attributable to non-controlling interests	5,733	64,795	52,229	213,722
Interest and debt expense	34,456	26,896	88,065	79,169
Provision for income taxes	11,700	92,117	68,481	229,989
Gain on disposal of assets, net	(279)	(52)	(1,181)	(157)
Depreciation and amortization	54,321	51,377	161,331	152,446
Maintenance turnaround expense	27,208	490	27,733	1,188
Net change in lower of cost or market inventory reserve	(15,166)	36,795	(102,519)	(17,131)
Unrealized loss (gain) on commodity hedging transactions	27,616	(271)	54,698	42,073
Adjusted EBITDA	$184,164	$425,450	$483,365	$1,094,510

Adjusted EBITDA:
Western (1)	$155,136	$397,780	$394,944	$1,015,808
WNRL	29,028	27,670	88,421	78,702
Consolidated Adjusted EBITDA	$184,164	$425,450	$483,365	$1,094,510

	Three Months Ended
	September 30,
	2016
	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$30,285	$8,290
Net income attributable to non-controlling interest	—	5,733
Interest and debt expense	28,308	6,148
Provision for income taxes	11,418	282
Gain on disposal of assets, net	(217)	(62)
Depreciation and amortization	45,684	8,637
Maintenance turnaround expense	27,208	—
Net change in lower of cost or market inventory reserve	(15,166)	—
Unrealized loss on commodity hedging transactions	27,616	—
Adjusted EBITDA	$155,136	$29,028

	Nine Months Ended
	September 30,
	2016
	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$105,530	$28,998
Net income attributable to non-controlling interests	35,323	16,906
Interest and debt expense	68,451	19,614
Provision for income taxes	67,721	760
Gain on disposal of assets, net	(218)	(963)
Depreciation and amortization	138,225	23,106
Maintenance turnaround expense	27,733	—
Net change in lower of cost or market inventory reserve	(102,519)	—
Unrealized loss on commodity hedging transactions	54,698	—
Adjusted EBITDA	$394,944	$88,421

	Three Months Ended
	September 30,
	2015
	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$142,396	$10,907
Net income attributable to non-controlling interest	59,209	5,586
Interest and debt expense	20,692	6,204
Provision for income taxes	92,114	3
Gain on disposal of assets, net	(39)	(13)
Depreciation and amortization	46,394	4,983
Maintenance turnaround expense	490	—
Net change in lower of cost or market inventory reserve	36,795	—
Unrealized gain on commodity hedging transactions	(271)	—
Adjusted EBITDA	$397,780	$27,670

	Nine Months Ended
	September 30,
	2015
	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$361,639	$31,572
Net income attributable to non-controlling interests	197,563	16,159
Interest and debt expense	62,753	16,416
Provision for income taxes	229,635	354
Loss (gain) on disposal of assets, net	100	(257)
Depreciation and amortization	137,988	14,458
Maintenance turnaround expense	1,188	—
Net change in lower of cost or market inventory reserve	(17,131)	—
Unrealized loss on commodity hedging transactions	42,073	—
Adjusted EBITDA	$1,015,808	$78,702

(1)	Our presentation of Adjusted EBITDA for Western excludes the results of WNRL for all periods presented.

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Operating Income
Refining	$89,158	$312,602	$338,803	$900,405
WNRL	13,271	18,424	43,056	41,454
Retail	11,832	24,937	21,193	36,356
Other	(27,318)	(23,365)	(74,010)	(74,231)
Operating income	$86,943	$332,598	$329,042	$903,984
Depreciation and Amortization
Refining	$37,265	$35,400	$111,601	$105,916
WNRL	10,579	8,963	29,470	25,816
Retail	5,710	5,846	17,622	17,257
Other	767	1,168	2,638	3,457
Depreciation and amortization expense	$54,321	$51,377	$161,331	$152,446
Capital Expenditures
Refining	$65,909	$61,399	$200,681	$127,914
WNRL	8,530	10,648	24,378	52,150
Retail	3,593	3,903	8,528	13,175
Other	305	481	1,510	2,737
Capital expenditures	$78,337	$76,431	$235,097	$195,976
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding WNRL and restricted cash of $195.0 million			$249,554	$638,198
WNRL			16,542	71,372
Cash and cash equivalents			$266,096	$709,570
Total debt
Western, excluding WNRL			$1,742,845	$1,212,970
WNRL			312,835	292,121
Total debt			$2,055,680	$1,505,091
Total working capital
Western, excluding WNRL			$973,436	$1,117,319
WNRL			(14,941)	63,912
Total working capital			$958,495	$1,181,231

Refining Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands, except bpd and per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$1,835,327	$2,318,048	$5,012,283	$6,958,443
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	1,551,493	1,835,304	4,143,146	5,557,338
Direct operating expenses (exclusive of depreciation and amortization)	115,791	118,401	345,352	343,681
Selling, general and administrative expenses	14,420	15,851	45,631	49,559
Loss (gain) on disposal of assets, net	(8)	—	17	356
Maintenance turnaround expense	27,208	490	27,733	1,188
Depreciation and amortization	37,265	35,400	111,601	105,916
Total operating costs and expenses	1,746,169	2,005,446	4,673,480	6,058,038
Operating income	$89,158	$312,602	$338,803	$900,405
Key Operating Statistics
Total sales volume (bpd) (1) (3)	314,239	347,456	312,131	339,005
Total refinery production (bpd)	253,365	252,420	258,166	256,828
Total refinery throughput (bpd) (4)	255,222	255,170	260,024	259,154
Per barrel of refinery throughput:
Refinery gross margin (2) (5) (6)	$12.02	$20.65	$12.13	$19.79
Direct operating expenses (7)	4.93	5.04	4.85	4.86
Mid-Atlantic sales volume (bbls)	1,987	2,144	5,689	6,597
Mid-Atlantic margin per barrel	$0.77	$(1.10)	$0.88	$0.15

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	76,161	71,855	74,054	70,613
Diesel and jet fuel	56,574	55,667	55,871	55,804
Residuum	2,930	4,121	2,876	4,730
Other	5,356	5,016	5,080	4,503
Total refinery production (bpd)	141,021	136,659	137,881	135,650
Refinery throughput (bpd):
Sweet crude oil	105,990	107,577	104,513	106,850
Sour crude oil	27,566	23,854	26,261	23,055
Other feedstocks and blendstocks	8,876	7,485	8,614	7,604
Total refinery throughput (bpd) (4)	142,432	138,916	139,388	137,509
Total sales volume (bpd) (3)	154,648	149,861	148,753	150,404
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$11.80	$18.51	$11.05	$18.65
Direct operating expenses (7)	3.71	3.64	3.81	3.96

Gallup Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	17,719	15,961	16,607	17,065
Diesel and jet fuel	8,831	7,878	7,548	8,137
Other	1,058	1,560	1,243	1,525
Total refinery production (bpd)	27,608	25,399	25,398	26,727
Refinery throughput (bpd):
Sweet crude oil	24,985	23,888	23,149	24,776
Other feedstocks and blendstocks	3,260	1,776	2,755	2,331
Total refinery throughput (bpd) (4)	28,245	25,664	25,904	27,107
Total sales volume (bpd) (3)	37,022	33,489	35,033	33,339
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$14.01	$23.08	$12.48	$19.85
Direct operating expenses (7)	8.10	9.10	8.72	8.30

St. Paul Park Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	42,896	43,914	47,158	45,155
Distillate	25,667	30,404	30,417	32,791
Residuum	9,212	10,091	11,036	10,742
Other	6,960	5,953	6,276	5,763
Total refinery production (bpd)	84,735	90,362	94,887	94,451
Refinery throughput (bpd):
Light crude oil	43,888	51,701	53,692	55,779
Synthetic crude oil	18,769	14,735	13,850	12,303
Heavy crude oil	19,380	23,150	24,325	24,629
Other feedstocks	2,509	1,004	2,863	1,827
Total refinery throughput (bpd) (4)	84,546	90,590	94,730	94,538
Total sales volume (bpd) (3)	90,906	99,617	101,064	100,630
Per barrel of throughput:
Refinery gross margin (2) (5) (6)	$11.20	$24.57	$10.27	$20.57
Direct operating expenses (7)	5.94	5.68	5.08	5.04

(1)
Refining net sales for the three and nine months ended September 30, 2016 and 2015 include $148.3 million, $341.3 million, $409.1 million and $848.2 million, respectively, representing a period average of 37,027 bpd, 29,875 bpd, 73,630 bpd and 62,248 bpd, respectively, in crude oil sales to third-parties.

(2)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for our individual refineries.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Realized hedging gain, net	$27,757	$26,949	$46,110	$52,325
Unrealized hedging gain (loss), net	(27,616)	271	(54,698)	(42,073)
Total hedging gain (loss), net	$141	$27,220	$(8,588)	$10,252

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 6.0%, 5.8%, 6.2% and 6.8% of our total consolidated sales volumes for the three and nine months ended September 30, 2016 and 2015, respectively. The majority of the purchased refined products are distributed through our refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(4)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(5)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products.

Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Our calculation of refinery gross margin excludes the sales and costs related to our Mid-Atlantic business that we report within the refining segment. The following table reconciles the sales and cost of sales used to calculate refinery gross margin with the total sales and cost of sales reported in the refining statement of operations data above:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Refinery net sales (including intersegment sales)	$1,714,913	$2,163,163	$4,680,900	$6,461,580
Mid-Atlantic sales	120,414	154,885	331,383	496,863
Net sales (including intersegment sales)	$1,835,327	$2,318,048	$5,012,283	$6,958,443

Refinery cost of products sold (exclusive of depreciation and amortization)	$1,432,610	$1,678,390	$3,816,760	$5,061,474
Mid-Atlantic cost of products sold	118,883	156,914	326,386	495,864
Cost of products sold (exclusive of depreciation and amortization)	$1,551,493	$1,835,304	$4,143,146	$5,557,338
The following table reconciles combined gross profit for our refineries to combined gross margin for our refineries for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Refinery net sales (including intersegment sales)	$1,714,913	$2,163,163	$4,680,900	$6,461,580
Refinery cost of products sold (exclusive of depreciation and amortization)	1,432,610	1,678,390	3,816,760	5,061,474
Depreciation and amortization	37,265	35,400	111,601	105,916
Gross profit	245,038	449,373	752,539	1,294,190
Plus depreciation and amortization	37,265	35,400	111,601	105,916
Refinery gross margin	$282,303	$484,773	$864,140	$1,400,106
Refinery gross margin per throughput barrel	$12.02	$20.65	$12.13	$19.79
Gross profit per throughput barrel	$10.44	$19.14	$10.56	$18.29

(6)
Cost of products sold for the combined refining segment includes changes in the lower of cost or market inventory reserve shown in the table below. The changes in this reserve are included in the combined refinery gross margin but are not included in those measures for the individual refineries. The following table calculates the combined refinery gross margin per throughput barrel excluding changes in the lower of cost or market inventory reserve that we believe is useful in evaluating our refinery performance exclusive of the impact of fluctuations in inventory values:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Refinery gross margin	$282,303	$484,773	$864,140	$1,400,106
Net change in lower of cost or market inventory reserve	(15,167)	36,022	(101,708)	(16,598)
Refinery gross margin, excluding LCM adjustment	$267,136	$520,795	$762,432	$1,383,508
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$11.38	$22.18	$10.70	$19.56

(7)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

WNRL
WNRL's financial and operational data presented includes the historical results of the assets acquired from Western in the St. Paul Park Logistics Transaction and the TexNew Mex Pipeline Transaction. These recent transactions were transfers of assets between entities under common control. We have retrospectively adjusted historical financial and operational data of WNRL, for all periods presented, to reflect the purchase and consolidation of the St. Paul Park Logistics Assets and the TexNew Mex Pipeline System into WNRL.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Statement of Operations Data:
Net sales	$569,261	$680,670	$1,615,902	$2,023,970
Operating costs and expenses:
Cost of products sold	495,536	601,557	1,395,382	1,807,284
Direct operating expenses	43,454	45,927	131,103	131,156
Selling, general and administrative expenses	6,483	5,812	17,854	18,517
Gain on disposal of assets, net	(62)	(13)	(963)	(257)
Depreciation and amortization	10,579	8,963	29,470	25,816
Total operating costs and expenses	555,990	662,246	1,572,846	1,982,516
Operating income	$13,271	$18,424	$43,056	$41,454

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except key operating statistics)
Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	49,709	56,745	51,709	45,784
Four Corners system (1)	53,070	66,602	54,523	54,719
TexNew Mex system	7,504	14,834	10,132	6,131
Gathering (truck offloading):
Permian/Delaware Basin system	15,514	25,961	17,948	24,207
Four Corners system	9,577	16,487	11,151	13,387
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	416,761	408,787	399,415	396,506
Wholesale:
Fuel gallons sold (in thousands)	313,600	305,566	940,029	919,808
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	87,131	81,538	250,693	235,824
Fuel margin per gallon (2)	$0.030	$0.029	$0.028	$0.031
Lubricant gallons sold (in thousands)	1,355	2,998	5,402	8,969
Lubricant margin per gallon (3)	$1.05	$0.70	$0.85	$0.71
Asphalt trucking volume (bpd)	5,620	—	4,461	—
Crude oil trucking volume (bpd)	36,144	49,620	37,909	47,245
Average crude oil revenue per barrel	$2.11	$2.51	$2.17	$2.58

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one mainline. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale business by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$597,621	$633,793	$1,610,033	$1,753,503
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	497,114	522,102	1,328,801	1,469,321
Direct operating expenses (exclusive of depreciation and amortization)	73,388	70,112	210,932	199,554
Selling, general and administrative expenses	9,786	10,835	31,720	31,369
Gain on disposal of assets, net	(209)	(39)	(235)	(354)
Depreciation and amortization	5,710	5,846	17,622	17,257
Total operating costs and expenses	585,789	608,856	1,588,840	1,717,147
Operating income	$11,832	$24,937	$21,193	$36,356
Key Operating Statistics
Southwest Retail:
Retail fuel gallons sold	105,304	92,939	295,323	267,102
Average retail fuel sales price per gallon, net of excise taxes	$1.79	$2.26	$1.66	$2.10
Average retail fuel cost per gallon, net of excise taxes	1.60	1.95	1.50	1.89
Retail fuel margin per gallon (1)	0.19	0.31	0.16	0.21
Merchandise sales	$88,151	$83,146	249,187	234,014
Merchandise margin (2)	28.8%	29.4%	29.2%	29.5%
Operating retail outlets at period end			260	261
Cardlock fuel gallons sold	16,630	16,990	48,398	50,013
Cardlock fuel margin per gallon	$0.122	$0.176	$0.123	$0.174
Operating cardlocks at period end			51	52
SuperAmerica:
Retail fuel gallons sold	79,539	78,414	231,087	227,673
Retail fuel margin per gallon (1)	$0.22	$0.27	$0.23	$0.23
Merchandise sales	99,535	100,645	279,963	279,058
Merchandise margin (2)	25.8%	25.8%	26.0%	25.9%
Company-operated retail outlets at period end			170	165
Franchised retail outlets at period end			115	102

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Retail fuel sales, net of excise taxes	$359,916	$408,801	$963,670	$1,115,571
Merchandise sales	187,686	183,791	529,150	513,072
Cardlock sales	25,042	33,184	74,302	100,960
Other sales	24,977	8,017	42,911	23,900
Net sales	$597,621	$633,793	$1,610,033	$1,753,503
Cost of Products Sold
Retail fuel cost of products sold, net of excise taxes	$321,843	$359,142	$862,609	$1,006,717
Merchandise cost of products sold	136,597	133,346	383,680	371,719
Cardlock cost of products sold	22,920	30,141	68,101	92,077
Other cost of products sold	15,754	(527)	14,411	(1,192)
Cost of products sold	$497,114	$522,102	$1,328,801	$1,469,321
Retail fuel margin per gallon (1)	$0.21	$0.29	$0.19	$0.22

(1)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and cost of retail fuel sales for our retail segment by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to retail fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	September 30,
	2016	2015
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$0.35	$1.61
Income before income taxes	$56,008	$310,215
Special items:
Unrealized loss (gain) on commodity hedging transactions	27,616	(271)
NTI merger reorganization costs	2,666	—
Gain on disposal of assets, net	(279)	(52)
Net change in lower of cost or market inventory reserve	(15,166)	36,795
Earnings before income taxes excluding special items	70,845	346,687
Recomputed income taxes excluding special items (1)	(15,158)	(96,254)
Net income excluding special items	55,687	250,433
Net income attributable to non-controlling interests	5,704	90,215
Net income attributable to Western excluding special items	$49,983	$160,218
Diluted earnings per share excluding special items	$0.46	$1.69

(1)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interests.